Exhibit (c)(1)

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LEHMAN BROTHERS

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Investment Banking

Global Healthcare Group

April 21, 2008

Project Thunderbird

Confidential Presentation

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Table of Contents

Agenda

I. Introduction

II. Status Quo Review

III. Preliminary Valuation Considerations

IV. Potential Other Alternatives

LEHMAN BROTHERS

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Disclaimer

The following pages contain material that was provided to the Board of Directors (the “Board of Directors”) of Thunderbird Inc. (the “Company”) by Lehman Brothers Inc. (“Lehman Brothers”). The accompanying material was compiled or prepared on a confidential basis solely for consideration by the Board of Directors and not with a view toward public disclosure under state and federal securities laws. The information contained in this material was obtained from the Company and other publicly available sources, and Lehman Brothers has relied upon such information without independent verification thereof. These materials are being provided in connection with Lehman Brothers’ engagement with the Company and may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with Lehman Brothers.

Any estimates and projections for the Company contained herein have been prepared by management of the Company or are based upon such estimates and projections. The projections contained herein may or may not be achieved and differences between projected results and those actually achieved may be material. No representation or warranty, expressed or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a promise or representation, whether as to the past or the future. Lehman Brothers assumes no obligation to update or otherwise revise these materials.

Because this material was prepared for use in the context of an oral presentation to the Board of Directors, the material was not prepared to represent complete disclosure on a stand-alone basis or to comply with the disclosure standards set forth under state and federal securities laws, and, neither the Company nor Lehman Brothers nor any of their respective legal or financial advisors or accountants takes any responsibility for the accuracy or completeness of any of the material when used by persons other than the Board of Directors.

LEHMAN BROTHERS

Introduction

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Introduction

Introduction

We are pleased to meet with the Board of Directors of Thunderbird (or the “Company”) to discuss strategic alternatives including the indication of interest from Dolphin

We understand that the Company has received a non-binding indication of interest from Dolphin to acquire 100% of the Company for $8.00 per share

Prior to responding to Dolphin it is important to review and discuss the following:

Range of strategic alternatives

Thunderbird’s current situation and outlook

Preliminary view of value

Timing considerations

Reviewing strategic alternatives is an iterative process and we look forward to working with Management and the Board to achieve the best outcome for unaffiliated stockholders

LEHMAN BROTHERS

DRAFT

Overview of Current Indication of Interest

Introduction

($ in millions, except per share data)

Value

	Current 4/18/2008	Indication of Interest
Stock Price	**$5.63**	**$8.00**
Diluted Shares	51.9	58.5
Equity Value	**$292.1**	**$468.1**
Plus: Debt	88.4	47.5
Less: Cash	(113.5)	(113.5)
Enterprise Value	**$267.1**	**$402.2**

Premia

	Data	Current 4/18/2008	Indication of Interest
Current	$5.63	-	*42.1%*
30-Day Avg	5.82	*(3.3%)*	*37.4%*
60-Day Avg	5.97	*(5.7%)*	*34.0%*
90-Day Avg	6.19	*(9.1%)*	*29.2%*
120-Day Avg	6.44	*(12.6%)*	*24.2%*
1-Year Avg	6.36	*(11.4%)*	*25.9%*
52-Week High (12/21/07)	8.11	*(30.6%)*	*(1.4%)*
52-Week Low (8/1/07)	4.61	*22.1%*	*73.5%*

Implied Multiples

EV/Revenue	Street Data	Current 4/18/2008	Indication of Interest
2008	$35.9	7.44x	11.20x
2009	**78.4**	**3.41**	**5.13**
2010	137.5	1.94	2.92
2011	219.7	1.22	1.83
2012	287.3	0.93	1.40

EV/Revenue	Mgt. Adj. Base	Current 4/18/2008	Indication of Interest
2008	$36.0	7.42x	11.17x
2009	**87.0**	**3.07**	**4.62**
2010	149.0	1.79	2.70
2011	225.0	1.19	1.79
2012	297.0	0.90	1.35

2-Year Stock Price Chart



Price
Volume
(000s)
Dolphin Indication of Interest: $8.00/Share
$8
$6
$4
$2
4,000
3,000
2,000
1,000
0
2-Year Avg.: $5.82/Share
$5.63
4/18/2006
10/17/2006
4/18/2007
10/18/2007
4/18/2008
Volume Traded
Thunderbird

Source: FactSet, Wall Street Research, Company filings and Management estimates.

LEHMAN BROTHERS

3

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Summary of Strategic Alternatives

Introduction

Description Benefits Considerations

“Status Quo” / “Stand-Alone”

Execute on the stand-alone business plan

Potential for long-term value upside – Combo

Does not foreclose other options

Business and market risk

Dolphin has right to increase stake to 60%

Strategic options limited by Dolphin’s contractual rights

Product / Company Acquisition

Acquire company or in-license product

Broaden product portfolio and leverage sales force

Availability of targets

Cash to fund

Likely requires Dolphin consent

Sale/Merger

Sale of 100% of Company to third-party

Value today at premium vs. uncertainties associated with stand-alone plan

Loss of upside potential vs. “status quo”

To Dolphin

Sale to Dolphin

”Bird-in-hand”

Little or no due diligence

Potential for rapid execution

Process

Value

Other Party

Sale/merger to non-affiliated party

Potential for competitive process

Value of synergies or cross-selling if stock-for-stock transaction

Likelihood of success given Dolphin’s ownership, licensing agreement and other existing contractual rights

Time to complete due diligence and negotiations

LEHMAN BROTHERS

Status Quo Review

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Relative Performance

Status Quo Review

2-Year Stock Price Performance

Price

Dolphin Indication of Interest: $8.00/Share

$8

$7

2-Year Avg.: $5.82/Share

$6

$5.63

$5

$4

$3

$2

4/18/2006 9/11/2006 2/2/2007 6/29/2007 11/23/2007 4/18/2008

Thunderbird

2-Year Relative Stock Price Performance

Indexed Price (% )

120

6.3% 100

17.8%

80

(33.4%)

60

4/18/2006 10/17/2006 4/18/2007 10/18/2007 4/18/2008

S&P 500 Small-Cap Biotech Thunderbird

Source: FactSet.

Note: Small-Cap Biotech composite includes: ALNY, ANDS, AGEN, ARIA, ARQL, AVNR, CEGE, COLY, CTRX, CRIS, CYTK, DNDN, DSCO, DOVP, ENCY, ENZ, IMGN, INCY, INHX, ISPH, INGN, ISIS, KOSN, NSTK, NEOL, NRGN, NTMD, NUVO, PTIE, PANC, POZN, RNVS, SVNT, SGEN, SUPG, TRCA, TRMS, VXGN, VIAC.

LEHMAN BROTHERS 5

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Equity Research Analyst Views

Status Quo Review

Ratings


29%
71%
Buy (5)
Neutral (2)

Target Stock Prices


$12
$10
$8
$6
$4
$2
$0
$10.00
$10.00
$9.00
$9.00
$8.67
$7.00
$7.00
NA
Current Price: $5.63
Stanford
Lazard
Collins Stewart(1)
Lehman
Average
Baird
FBR
Cowen

	Stanford	Lazard	Collins Stewart[1]	Lehman	Average	Baird	FBR	Cowen
Present Value[1]	$8.51	$8.51	$9.00	$7.66	$7.60	$5.96	$5.96	NA

Bullish Commentary

"Thunderbird is well-positioned to grow its top line through two approved products in the endocrine setting, Increlex (recombinant mecasermin) for IGF-1 deficiency in short stature patients, and Somatuline Depot (lanreotide) for the treatment of acromegaly. Currently, Increlex is the only recombinant IGF-1 marketed for this disorder, and Somatuline Depot, recently launched in November 2007, could be poised to take market share from Novartis's Somatostatin LAR through a more patient-friendly delivery."

Stanford Group Company, April 2008

Bearish Commentary

"Because we do not expect a faster-than-expected uptick in Somatuline, the next possible positive event for the stock is data from trial MS-301 in 4Q for Increlex in non-severe IGFD patients. Positive data and approval from MS-301 are necessary to meet current sales expectations for the out years, as the non-severe patient population makes up roughly 80% of the total primary IGFD patients. We are maintaining our Market Perform rating and $7 price target."

Friedman, Billings, Ramsey & Co., February 2008

Source: Wall Street Research, Bloomberg and FactSet.
1. Discounted 1 year (all price targets are 12-months forward except Collins Stewart which reflects a current value) applying an illustrative 17.5% discount rate.

LEHMAN BROTHERS

6

Revenue Outlook

Status Quo Review

($ in millions)

Wall Street Equity Research Estimates

Firm	Date	Revenue									'08 - '12
		Q1 '08E	Q2 '08E	Q3 '08E	Q4 '08E	FY2008E	FY2009E	FY2010E	FY2011E	FY2012E	CAGR
Stanford	4/14/08	$4.9	$6.7	$8.7	$11.2	$31.6	$70.9	$130.6	$236.1	$339.2	*81.0%*
Baird	2/28/08	6.5	8.2	10.9	13.3	38.9	87.4	172.0	227.6	N/A	*N/A*
Collins Stewart	2/28/08	5.7	8.1	9.6	11.5	35.0	69.5	89.0	N/A	N/A	*N/A*
Cowen	2/27/08	5.7	7.5	9.0	10.7	32.9	78.2	146.2	215.0	237.0	*63.8%*
FBR	2/27/08	6.9	8.9	10.6	12.9	39.3	83.5	126.3	183.5	285.6	*64.2%*
Lazard	2/27/08	5.4	7.6	10.0	12.0	35.0	67.0	118.0	182.0	N/A	*N/A*
Lehman	2/27/08	N/A	N/A	N/A	N/A	38.6	92.4	180.6	273.7	N/A	*N/A*
Average		**$5.9**	**$7.8**	**$9.8**	**$11.9**	**$35.9**	**$78.4**	**$137.5**	**$219.7**	**$287.3**	***69.7%***

Company Estimates

	Q1 '08E	FY2008E	FY2009E	FY2010E	FY2011E	FY2012E	'08 - '12 CAGR
Upside	$4.6	$37.0	$92.0	$163.0	$259.0	$362.0	*76.9%*
Δ vs. Average	*(21%)*	*3%*	*17%*	*19%*	*18%*	*26%*	
Commercial Base	4.6	36.0	92.0	160.0	245.0	337.0	*74.9%*
Δ vs. Average	*(21%)*	*0%*	*17%*	*16%*	*12%*	*17%*	
Management Adjusted Base	4.6	36.0	87.0	149.0	225.0	297.0	*69.5%*
Δ vs. Average	*(21%)*	*0%*	*11%*	*8%*	*2%*	*3%*	
Downside	4.6	34.0	81.0	131.0	190.0	251.0	*64.8%*
Δ vs. Average	*(21%)*	*(5%)*	*3%*	*(5%)*	*(14%)*	*(13%)*	

Legend
Red text = Management estimates below Wall Street average
Green text = Management estimates above Wall Street average

Source: Wall Street Research, Bloomberg, FactSet and Thunderbird Management estimates.

LEHMAN BROTHERS

7

DRAFT

Projection Assumptions

Status Quo Review

($ in millions)

Summary Financial Forecast

Revenue

$400 $362 $337 $297 $300 $259 $245 $251 $225 $190 $200 $160 $163 $149 $131

$87 $92 $92 $81 $100

$34 $36 $36 $37

$0

2008 2009 2010 2011 2012

Downside Mgt. Adj. Base Commercial Base Upside

Net Income / (Loss)

$150 $119 $101 $100 $69

$38 $40

$50 $29

($1) $13 $0

($2)

($12) ($10)

($50) ($21)

($49) ($44) ($44)

($51)

($74) ($72) ($72) ($72)

($100)

2008 2009 2010 2011 2012

Downside Mgt. Adj. Base Commercial Base Upside

Source: Thunderbird Management estimates.

LEHMAN BROTHERS 8

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Cash Balance from Operations

Status Quo Review

Projected Cash-on-Hand

($ in mm)

$160 $155

$140 $130

$120

$100

$79 $80

Estimated Q1/Q2 financing requirement

$60

$50

$41 $41 $41 $39 $41 $40

$21 $19

$20 $13 $13

$10 $11 $8

$3 $4 $0

2008 2009 2010 2011 2012

($12)

($20)

($17)

Upside Commercial Base Management Adjusted Base Downside

Source: Thunderbird Management estimates.

LEHMAN BROTHERS 9

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Milestones

Status Quo Review

Product 2008E 2009E 2010E 2011E

Increlex 1 2 3

Somatuline 4 5 6 7

Combo in SS 8 9 10 11

Combo in AGHD 12 13 14 15

Increlex

Somatuline

Combo in SS

Combo in AGHD

1 MS301 trial data in non-severe IGFD presented 4 NET Phase III enrollment complete

8 Phase II enrollment complete

12 Initiate Phase II

2 File sNDA in non-severe IGFD 5 EDI FDA approval 9 Phase II results 13 Phase II enrollment complete

3 Non-severe IGFD FDA approval 6 NET Phase III results 10 Initiate Phase III 11 Genentech opt-in option

14 Phase II results 7 NET FDA approval 15 Initiate Phase III

Source: Thunderbird Management estimates.

LEHMAN BROTHERS 10

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Illustrative Impact of Combo Probability of Success on NPV/Share

Status Quo Review

Assumptions

Combo in SS and AGHD launched in US and EU in 2014 – no Genentech opt-in

Combo in metabolic not considered

– Assumes Genentech opt-in would be NPV neutral when considering metabolic

Peak sales of $1,150mm based on management guidance

– US peak sales of $500mm and $200mm in SS and AGHD, respectively (55% operating margin)

– EU peak sales of $300mm and $150mm in SS and AGHD, respectively (7% net margin to Thunderbird)

Tax rate: 35%

Discount rate: two scenarios, 15% and 20%

Illustrative Impact of Combo POS(1) on NPV/Share

NPV/Share

$4.00 $3.81

$3.00 $2.45 $2.22 $1.85 $2.00 $1.54 $1.40

$0.97 $1.00

$0.00 $2.88

40% POS(1) 60% POS(1) 40% POS(1) 60% POS(1) In 2008E (i.e., today) In 2010E

20% discount rate 15% discount rate

Source: Lehman Brothers IBD estimates and Thunderbird Management estimates.

1. POS = Probability of Success.

LEHMAN BROTHERS 11

DRAFT

Illustrative Projected Stock Prices – "Mgt Adj Base"

Status Quo Review

Illustrative stock prices based on 2.00x - 4.50x two-year forward EV/Revenue multiples

Illustrative Stock Price Path



Share Price
$25
$20
$15
$10
$5.63
$5
$0
Current
+1 Year
+2 Year
+3 Year
49% CAGR
16% CAGR

Indication of Interest	CAGR 2.00x	CAGR 3.41x	CAGR 4.50x
$8.00	*3.4%*	*21.0%*	*32.4%*
$9.00	*(0.6%)*	*16.3%*	*27.3%*
$10.00	*(4.0%)*	*12.3%*	*22.9%*

	+1 Year	+2 Year	+3 Year
Projected Share Price			
@ 4.50x EV/Rev	$10.12	$14.42	$18.58
@ 3.41x EV/Rev	$7.74	$11.05	$14.16
@ 2.00x EV/Rev	$4.29	$6.63	$8.83
Present Value @20%			
@ 4.50x EV/Rev	$8.43	$10.02	$10.76
@ 3.41x EV/Rev	$6.45	$7.67	$8.19
@ 2.00x EV/Rev	$3.58	$4.60	$5.11
Present Value @15%			
@ 4.50x EV/Rev	$8.80	$10.91	$12.22
@ 3.41x EV/Rev	$6.73	$8.35	$9.31
@ 2.00x EV/Rev	$3.73	$5.01	$5.81

Note: Assumes 1.440mm stock options and 0.360mm RSUs granted to employees each year; option grants assume previous year's projected stock price as the exercise price; option dilution is calculated by applying the treasury method; warrants convert fully in 2009 and cash proceeds are not used for share repurchase; $32.5mm of debt is raised in 2009 with an 11.0% PIK interest rate.

Source: Present values apply illustrative 15% and 20% cost of equity based on Wall Street research estimates. Cash balance, revenue and financing assumptions as per Thunderbird Management estimates.

LEHMAN BROTHERS

12

Illustrative Projected Stock Prices – "Commercial Base"

Status Quo Review

Illustrative stock prices based on 2.00x - 4.50x two-year forward EV/Revenue multiples

Illustrative Stock Price Path



Share Price
$25
$20
$15
$10
$5.63
$5
$0
Current
+1 Year
+2 Year
+3 Year
56% CAGR
22% CAGR

Indication of Interest	CAGR 2.00x	3.41x	4.50x
$8.00	*8.4%*	*26.5%*	*38.3%*
$9.00	*4.2%*	*21.6%*	*33.0%*
$10.00	*0.6%*	*17.4%*	*28.4%*

	+1 Year	+2 Year	+3 Year
Projected Share Price			
@ 4.50x EV/Rev	$10.83	$15.73	$21.18
@ 3.41x EV/Rev	$8.33	$12.06	$16.19
@ 2.00x EV/Rev	$4.72	$7.43	$10.19
Present Value @20%			
@ 4.50x EV/Rev	$9.02	$10.92	$12.26
@ 3.41x EV/Rev	$6.94	$8.37	$9.37
@ 2.00x EV/Rev	$3.94	$5.16	$5.90
Present Value @15%			
@ 4.50x EV/Rev	$9.42	$11.89	$13.93
@ 3.41x EV/Rev	$7.25	$9.12	$10.64
@ 2.00x EV/Rev	$4.11	$5.62	$6.70

Note: Assumes 1.440mm stock options and 0.360mm RSUs granted to employees each year; option grants assume previous year's projected stock price as the exercise price; option dilution is calculated by applying the treasury method; warrants convert fully in 2009 and cash proceeds are not used for share repurchase; $32.5mm of debt is raised in 2009 with an 11.0% PIK interest rate.
Source: Present values apply illustrative 15% and 20% cost of equity based on Wall Street research estimates. Cash balance, revenue and financing assumptions as per Thunderbird Management estimates.

LEHMAN BROTHERS

13

Illustrative Projected Stock Prices – “Upside”

Status Quo Review

Illustrative stock prices based on 2.00x - 4.50x two-year forward EV/Revenue multiples

Illustrative Stock Price Path


Share Price
$25
$20
$15
$10
$5.63
$5
$0
Current
+1 Year
+2 Year
+3 Year
59% CAGR
25% CAGR

Indication of Interest	CAGR 2.00x	CAGR 3.41x	CAGR 4.50x
$8.00	*11.0%*	*29.5%*	*41.6%*
$9.00	*6.8%*	*24.5%*	*36.2%*
$10.00	*3.1%*	*20.2%*	*31.5%*

	+1 Year	+2 Year	+3 Year
Projected Share Price			
@ 4.50x EV/Rev	$11.00	$16.55	$22.74
@ 3.41x EV/Rev	$8.47	$12.68	$17.39
@ 2.00x EV/Rev	$4.81	$7.83	$10.95
Present Value @20%			
@ 4.50x EV/Rev	$9.16	$11.49	$13.16
@ 3.41x EV/Rev	$7.05	$8.81	$10.06
@ 2.00x EV/Rev	$4.01	$5.43	$6.34
Present Value @15%			
@ 4.50x EV/Rev	$9.56	$12.51	$14.95
@ 3.41x EV/Rev	$7.36	$9.59	$11.43
@ 2.00x EV/Rev	$4.18	$5.92	$7.20

Note: Assumes 1.440mm stock options and 0.360mm RSUs granted to employees each year; option grants assume previous year's projected stock price as the exercise price; option dilution is calculated by applying the treasury method; warrants convert fully in 2009 and cash proceeds are not used for share repurchase; $32.5mm of debt is raised in 2009 with an 11.0% PIK interest rate.
Source: Present values apply illustrative 15% and 20% cost of equity based on Wall Street research estimates. Cash balance, revenue and financing assumptions as per Thunderbird Management estimates.

LEHMAN BROTHERS

14

Illustrative Projected Stock Prices – "Downside"

Status Quo Review

Illustrative stock prices based on 2.00x - 4.50x two-year forward EV/Revenue multiples

Illustrative Stock Price Path



Share Price
$25
$20
$15
$10
$5.63
$5
$0
Current
+1 Year
+2 Year
+3 Year
40% CAGR
7% CAGR

Indication of Interest	CAGR 2.00x	3.41x	4.50x
$8.00	*(4.4%)*	*13.5%*	*24.5%*
$9.00	*(8.1%)*	*9.1%*	*19.7%*
$10.00	*(11.3%)*	*5.3%*	*15.6%*

	+1 Year	+2 Year	+3 Year
Projected Share Price			
@ 4.50x EV/Rev	$8.93	$12.14	$15.44
@ 3.41x EV/Rev	$6.69	$9.26	$11.68
@ 2.00x EV/Rev	$3.59	$5.23	$6.98
Present Value @20%			
@ 4.50x EV/Rev	$7.44	$8.43	$8.94
@ 3.41x EV/Rev	$5.57	$6.43	$6.76
@ 2.00x EV/Rev	$2.99	$3.63	$4.04
Present Value @15%			
@ 4.50x EV/Rev	$7.76	$9.18	$10.15
@ 3.41x EV/Rev	$5.81	$7.00	$7.68
@ 2.00x EV/Rev	$3.12	$3.95	$4.59

Note: Assumes 1.440mm stock options and 0.360mm RSUs granted to employees each year; option grants assume previous year's projected stock price as the exercise price; option dilution is calculated by applying the treasury method; warrants convert fully in 2009 and cash proceeds are not used for share repurchase; $32.5mm of debt is raised in 2009 with an 11.0% PIK interest rate.
Source: Present values apply illustrative 15% and 20% cost of equity based on Wall Street research estimates. Cash balance, revenue and financing assumptions as per Thunderbird Management estimates.

LEHMAN BROTHERS

15

Preliminary Valuation Considerations

DRAFT

DRAFT

Preliminary Valuation Considerations

Preliminary Valuation Considerations

Implied Current Equity Value Per Share

Value Per Share

$11.00

$10.42

$9.75

$9.00

$9.00

$8.11 Indication of Interest:

$7.13 $7.60 Average $8.00

$7.00

$6.76

Current

$5.96 Price: $5.63

$5.52

$5.00

$4.61

$3.85

$3.00

52-Week Trading Range

Comparable Companies Equity Research 12-Month Target Price

Premiums Paid Analysis Precedent Transactions

High-Low Range from 4/18/07 - 4/18/08

Low = 2.00x EV / 2009E Revenue(1); High = 4.00x EV / 2009E Revenue(1)

Range of $7.00 - $10.00 ($8.67 Avg.); Present Value at 17.5% Discount Rate

20% - 85% 1-Day Premiums Paid in Selected Precedent Transactions 3.00x – 6.00x 2-Yr Fwd (i.e., 2009) Revenue(1)

Source: FactSet, Company filings and Thunderbird Management estimates, Wall Street Research.

1. Revenues included are from the Mgt Adj Base scenario.

LEHMAN BROTHERS 16

DRAFT

DRAFT

Purchase Price Ratio Analysis

Preliminary Valuation Considerations

($ in millions, except per share data)

Valuation Matrix

Thunderbird Dolphin

Stock Price (04/18/2008) $5.63 $8.00 $8.50 $9.00 $9.50 $10.00 € 36.94

% Premium to Current Data - 42.1% 51.0% 59.9% 68.7% 77.6% Data -

% 52wk High $8.11 69.4% 98.6% 104.8% 111.0% 117.1% 123.3% € 42.62 86.7%

% 30-Day Average 5.82 96.7% 137.4% 146.0% 154.6% 163.2% 171.8% 36.52 101.1%

% 60-Day Average 5.97 94.3% 134.0% 142.3% 150.7% 159.1% 167.4% 37.95 97.3%

% 90-Day Average 6.19 90.9% 129.2% 137.2% 145.3% 153.4% 161.5% 37.93 97.4%

Diluted Shares 51.886 58.518 59.017 59.460 64.959 65.316 83.972

Equity Value $292.1 $468.1 $501.6 $535.1 $617.1 $653.2 € 3,101.9

Plus: Debt 88.4 47.5 47.5 47.5 - - 37.4

Less: Cash (113.5) (113.5) (113.5) (113.5) (113.5) (113.5) (253.1)

Enterprise Value $267.1 $402.2 $435.7 $469.2 $503.6 $539.7 € 2,886.3

EV / Revenue Street Data Data

2008 $35.9 7.44x 11.20x 12.14x 13.07x 14.03x 15.03x € 987.5 2.92x

2009 78.4 3.41 5.13 5.56 5.98 6.42 6.88 1,077.9 2.68

2010 137.5 1.94 2.92 3.17 3.41 3.66 3.92 1,179.5 2.45

2011 219.7 1.22 1.83 1.98 2.14 2.29 2.46 1,344.7 2.15

EV / Revenue Mgt. Adj. Base

2008 $36.0 7.42x 11.17x 12.10x 13.03x 13.99x 14.99x

2009 87.0 3.07 4.62 5.01 5.39 5.79 6.20

2010 149.0 1.79 2.70 2.92 3.15 3.38 3.62

2011 225.0 1.19 1.79 1.94 2.09 2.24 2.40

Source: Company filings, Thunderbird Management estimates, Factset and Wall Street research.

Note: Market information as of April 18, 2008.

LEHMAN BROTHERS 17

DRAFT

Comparable Companies Analysis

Preliminary Valuation Considerations

($ in millions)

Company Name	% of 52w High	Equity Value	Ent. Value	Revenue 2008E	Revenue 2009E	Revenue 2010E	Revenue 2011E	EV / Revenue 2008E	EV / Revenue 2009E	EV / Revenue 2010E	EV / Revenue 2011E
BioMarin Pharmaceutical Inc.	82.8%	$4,434	$3,924	$310	$435	$570	$656	12.67x	9.02x	6.89x	5.98x
Amylin	59.0%	4,314	4,084	1,011	1,257	1,559	1,927	4.04	3.25	2.62	2.12
Alexion	85.1%	3,099	3,038	220	358	485	623	13.80	8.49	6.26	4.88
United Therapeutics	76.9%	2,092	2,043	262	347	452	NA	7.81	5.89	4.52	NA
OSI Pharmaceuticals	67.3%	2,054	2,218	378	439	511	NA	5.85	5.08	4.49	NA
Cubist Pharmaceuticals	76.6%	1,138	1,107	397	491	554	614	2.79	2.26	2.00	1.80
Medicines Company	65.8%	946	723	340	432	502	331	2.13	1.68	1.44	2.18
CV Therapeutics	64.4%	554	779	160	203	247	289	4.87	3.85	3.15	2.70
Mean	**72.2%**							**4.58x**	**3.67x**	**3.04x**	**2.20x**
Median	**72.0%**							**4.46x**	**3.55x**	**2.88x**	**2.15x**
T-Bird Current - Street	69.4%	$292	$267	$35.9	$78.4	$137.5	$219.7	7.44x	3.41x	1.94x	1.22x
T-Bird @ $8 - Street	98.6%	468	402	35.9	78.4	137.5	219.7	11.20	5.13	2.92	1.83
T-Bird @ $8 - Upside	98.6%	468	402	37.0	92.0	163.0	259.0	10.87	4.37	2.47	1.55
T-Bird @ $8 - Commercial Base	98.6%	468	402	36.0	92.0	160.0	245.0	11.17	4.37	2.51	1.64
T-Bird @ $8 - Mgmt Adj Base	98.6%	468	402	36.0	87.0	149.0	225.0	11.17	4.62	2.70	1.79
T-Bird @ $8 - Downside	98.6%	468	402	34.0	81.0	131.0	190.0	11.83	4.97	3.07	2.12

Source: Company filings, Thunderbird Management estimates and Wall Street research.
Note: EV/Revenue multiples for Alexion, BioMarin not included in mean or median calculations.

LEHMAN BROTHERS

18

Precedent Biopharmaceutical Transactions

Preliminary Valuation Considerations

($ in millions)

Ann. Date	Acquiror	Target	Enterprise Value	% Premium 1-Day	% Premium 1-Month	% Premium 3-Month	Enterprise Value / Projected Revenue 1-Year	Enterprise Value / Projected Revenue 2-Year
2/20/08	Pfizer	Encysive	$386	117.6%	245.6%	209.2%	6.9x	5.2x
12/10/07	Eisai	MGI Pharma	3,738	22.6%	37.0%	46.6%	7.0x	5.4x
11/18/07	Celgene	Pharmion	2,600	46.1%	52.9%	52.9%	6.8x	4.9x
5/29/07	Genzyme	Bioenvision[1]	324	62.8%	51.4%	25.0%	16.7x	5.1x
2/20/07	Shire	New River	2,513	9.7%	14.3%	39.5%	37.5x	12.8x
11/19/06	Actelion	CoTherix	417	20.5%	79.5%	104.9%	3.9x	2.8x
11/9/06	Genetech	Tanox	744	46.6%	69.2%	42.6%	10.5x	8.0x
10/17/06	Eli Lilly	ICOS	2,240	18.0%	30.9%	59.0%	4.1x	3.5x
10/10/06	Genzyme	AnorMED[2]	539	168.4%	110.6%	92.9%	NM	NM
10/2/06	Gilead Sciences	Myogen	2,312	49.7%	50.0%	81.0%	NM	22.3x
5/15/06	AstraZeneca	Cambridge Antibody Technology[3]	994	66.9%	67.5%	94.4%	13.9x	11.6x
12/14/05	Amgen	Abgenix	2,489	53.6%	67.9%	90.0%	NM	14.4x
8/21/05	OSI	Eyetech	673	43.0%	63.3%	(15.8%)	2.8x	2.6x
6/16/05	Pfizer	Vicuron	1,819	84.8%	67.2%	71.3%	NM	20.5x
5/4/05	Genzyme	Bone Care	601	38.5%	26.5%	11.8%	7.2x	5.7x
4/21/05	Shire Pharmaceuticals	Transkaryotic	1,447	21.6%	65.6%	54.2%	12.5x	9.3x
		Max[4]	**$3,738**	**168.4%**	**245.6%**	**209.2%**	**16.7x**	**11.6x**
		Mean[4]	**$1,464**	**57.2%**	**72.2%**	**71.2%**	**8.4x**	**5.8x**
		Median[4]	**$1,059**	**46.6%**	**65.6%**	**59.0%**	**7.0x**	**5.2x**
		Min[4]	**$324**	**9.7%**	**14.3%**	**(15.8%)**	**2.8x**	**2.6x**

Source: FactSet and Company filings.

1. *One day premium calculated by using undisturbed closing price on May 16th.*
2. *Premium calculated by using closing price one day prior to announcement of Genzyme's initial bid on 8/30/2006. On 10/10/2006, Genzyme raised its bid from $8.55 to $13.50.*
3. *2006E revenue excluding the one-time settlement payment by Abbott.*
4. *Shire/New River, Gilead/Myogen, Amgen/Abgenix, Pfizer/Vicuron excluded from EV/Revenue Max, Mean, Median and Min calculations.*

LEHMAN BROTHERS 19

Potential Other Alternatives

DRAFT

DRAFT

Potential Acquirors

Potential Other Alternatives

($ in millions, except per share data)

Potential Acquirors

Company Share Price % of 52w High Equity Value Enterprise Value 2008E Revenue 2008E EV / Rev. 2008E P/E

Pfizer $20.47 74% $138,452 $125,701 $48,257 2.60x 8.6x

Genentech 72.72 88% 76,592 74,195 12,989 5.71x 21.3x

AstraZeneca 41.70 70% 60,758 69,870 30,799 2.27x 9.7x

Lilly 52.07 85% 59,203 58,802 20,314 2.89x 13.2x

novo nordisk 69.15 93% 44,737 43,460 9,550 4.55x 22.5x

MERCK SERONO 131.64 77% 28,521 29,132 11,952 2.44x 13.8x

genzyme 74.74 91% 19,947 19,297 4,585 4.21x 18.6x

Shire 19.08 73% 10,674 10,924 2,850 3.83x 18.7x

BIOMARIN PHARMACEUTICAL 33.93 83% 4,434 3,921 310 12.67x NM

AMYLIN 31.41 59% 4,314 4,084 1,011 4.04x NM

Cephalon 63.12 74% 4,275 4,690 1,877 2.50x 14.3x

Source: Company filings, FactSet and Wall Street research.

LEHMAN BROTHERS 20

DRAFT

DRAFT

Dolphin Agreement Considerations

Potential Other Alternatives

Regulated Purchase Period Provisions

Full standstill expiration in October 2007

From October 2007-October 2011: Dolphin generally not permitted to acquire beneficial ownership of additional Thunderbird securities without Thunderbird’s written consent, other than certain permitted offers and acquisitions. Permitted offers and acquisitions include the acquisition by Dolphin of at least 60% of Thunderbird’s then outstanding common stock (less a “dilution amount” related to the issuance of Thunderbird compensatory equity awards) following the delivery of a consultation notice to Thunderbird and related 30-day consultation period with Thunderbird Board

Licensing Agreements

Increlex Agreement: In the event Thunderbird undergoes a change of control, the Increlex Agreement will remain in full force and effect

Somatuline Agreement:

– Change of Control not Involving a Competitor: Dolphin has the right to terminate the Somatuline Agreement and is required to pay to Thunderbird the fair market value of Somatuline® Depot in Thunderbird’s licensed territory as measured at that time by a third-party valuation expert

– Change of Control Involving a Competitor: If the acquiring entity is a pharmaceutical company with products that compete with those of Dolphin in any country, Dolphin has the right to terminate the Somatuline Agreement but is not required to compensate Thunderbird for termination of the license

Stockholder Rights Plan

Dolphin consent generally required for amendments or waivers to Thunderbird’s stockholder rights plan, including waivers or amendments that would facilitate the sale of Thunderbird to another third party

Affiliation Agreement Veto Rights

Dolphin consent generally required for significant transactions as well as any action taken by Thunderbird to support any offer by any person or group to acquire beneficial ownership of more than 9.9% of Thunderbird outstanding common (or any increase in beneficial ownership if such person or group already beneficially owns more than 9.9%) unless Thunderbird has given Dolphin a detailed notice regarding its intention to proceed with such support and the Board has used reasonable best efforts to negotiate with Dolphin an alternative offer by Dolphin

Convertible Notes

Veto Rights: Dolphin consent generally required for, among other things, any merger or consolidation or sale/disposition of assets. Convertible Notes also include an anti-assignment clause

Call Right: Dolphin may declare all amounts outstanding under the Convertible Notes due and payable in the event any other person or group acquires more than 9.9% of Thunderbird outstanding common (or any increase in beneficial ownership if such person or group already beneficially owns more than 9.9%)

Source: Company information.

Note: Above summary assumes status quo. Certain of the consent and other rights identified above are modified or substantively reduced in the event of certain sales of Thunderbird common by Dolphin, matters related to the repayment or non-conversion of the Convertible Notes, etc.

LEHMAN BROTHERS 21

DRAFT

Dolphin Agreement Considerations *(cont.)*

(in millions, except per share data)

Potential Other Alternatives

Current Equity Ownership(1)

	In-the-money Shares	Equity Value	Strike	Cumulative % of Total
Basic Shares	13.046	$73.5	--	25.1%
Warrants	--	--	$7.41	25.1%
Convertible 1	--	--	$7.41	25.1%
Convertible 2	--	--	€ 5.92	25.1%
Convertible 3	--	--	$7.41	25.1%
Total	**13.046**	**$73.5**		**25.1%**

Equity Ownership @ $8.00/share

	In-the-money Shares	Equity Value	Strike	Cumulative % of Total
Basic Shares	13.046	$104.4	--	22.3%
Warrants[2]	0.365	2.9	$7.41	22.9%
Convertible 1	3.483	27.9	$7.41	28.9%
Convertible 2	--	--	€ 5.92	28.9%
Convertible 3	2.039	16.3	$7.41	32.4%
Total	**18.933**	**$151.5**		**32.4%**

Equity Ownership Assuming Full Conversion(1)

	Converted Shares	Equity Value	Strike	Cumulative % of Total
Basic Shares	13.046	$73.5	--	19.3%
Warrants	4.949	27.9	$7.41	26.7%
Convertible 1	3.483	19.6	$7.41	31.8%
Convertible 2	5.102	28.7	€ 5.92	39.4%
Convertible 3	2.039	11.5	$7.41	42.4%
Total	**28.619**	**$161.1**		**42.4%**

2009E EV / Revenue

Street

	Revenue	Share Price $5.63	Share Price $8.00
W/ Somatuline	$78.4	3.41x	5.13x
W/o Somatuline	$37.7	7.08x	10.67x

Mgt Adj Case

	Revenue	Share Price $5.63	Share Price $8.00
W/ Somatuline	$87.0	3.07x	4.62x
W/o Somatuline	$46.3	5.77x	8.69x

Source: Company filings, Thunderbird Management estimates, FactSet and Wall Street Research.
Note: Market information as of April 18, 2008.
1. *Based on closing share price of $5.63 on 4/18/08.*
2. *Warrants are converted applying the treasury method at the $8.00/share indication of interest price.*

LEHMAN BROTHERS 22